SquareTwo Financial Reports Third Quarter 2015 Financial Results

DENVER, November 12, 2015 - SquareTwo Financial Corporation, a leader in the $100 billion asset recovery and management industry, today reported consolidated financial results for the quarter ended September 30, 2015.

“Third quarter performance was in line with our expectations,” said President and CEO of SquareTwo Financial, Paul A. Larkins. “While the marketplace remained mostly unchanged as it relates to U.S. debt sales, we recorded our single largest portfolio acquisition in Canada demonstrating our focus on diversification. In addition, the issuance of two consent orders by the CFPB set the tone for the future regulatory environment, which we believe our business model is equipped to address.”

For the quarter ended September 30, 2015:

•	Cash proceeds on purchased debt were $86.3 million, a 15.5% decrease from the $102.1 million in the third quarter of 2014.

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Investment in purchased debt was $27.1 million, to purchase $411.0 million in face value of debt, compared to $29.7 million to purchase $342.1 million in face value of debt in the third quarter of 2014. The total investment in purchased debt decreased by $2.6 million from the third quarter of 2014.

•	Revenue recognized on purchased debt, net was $50.5 million, a decrease of $6.5 million from the $57.0 million recognized in the third quarter of 2014.

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Costs to collect on purchased debt including gross court costs were $34.8 million or 41.2% of collections for the quarter. This was a decrease of 301 basis points from the third quarter of 2014. Costs to collect excluding court costs were $26.0 million or 30.8% of collections, which represented a decrease of 473 basis points from the third quarter of 2014.

•	EBITDA was $3.8 million, compared to $1.4 million in the third quarter of 2014.

•	Net loss was $9.7 million, compared to net loss of $13.0 million in the third quarter of 2014.

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Adjusted EBITDA, defined as net income before interest, taxes, depreciation and amortization, valuation allowances and amortization of purchased debt, and certain adjustments, was $40.0 million, a 16.3% decrease from the $47.8 million in the third quarter of 2014.

The following table summarizes our results of operations for the quarter ended September 30, 2015:

Quarter Ended
September 30,
2015
Total revenues	$50,532
Total operating expenses	48,240
Operating loss	2,292
Total other expenses	11,250
Loss before income taxes	(8,958)
Income tax expense	(766)
Net loss	$(9,724)

The following table represents cash generated by operating activities, less operating and other cash expenses, resulting in Adjusted EBITDA:

Quarter Ended
September 30,
Adjusted EBITDA ($ in thousands)	2015
Non-legal collections	$30,003
Legal collections	45,418
Other collections(1)	9,005
Sales, recourse & bankruptcy proceeds	1,845
Contribution of other business activities(2)	(23)
Total inflows	86,248

Purchased debt expense	25,996
Court costs, net	8,471
Salaries, general and administrative expenses	12,188
Other(3)	492
Total outflows	47,147
Adjustments(4)	894
Adjusted EBITDA	$39,995

(1)    Other includes non-legal collections, legal collections, and court cost recoveries on commercial, student loan, medical, and other accounts.
(2)    Includes royalties on purchased debt (discontinued as of June 1, 2015) and other revenue.
(3)    Represents certain other items consistent with our debt covenant calculation.
(4)    Consistent with the covenant calculations within our revolving credit facility, adjustments include, as applicable, the non-cash expense related to option grants of CA Holding's equity granted to our employees, directors and branch office owners, branch office note reserve, lease breakup costs, certain consulting fees, management fees paid to KRG Capital Management, L.P., certain transaction expenses, recruiting expense, severance expense, and certain non-recurring items.

The following table reconciles Net Loss to Adjusted EBITDA:

Quarter Ended
September 30,
Reconciliation of Net Loss to Adjusted EBITDA ($ in thousands)	2015
Net loss	$(9,724)
Interest expense	11,165
Interest income	(41)
Income tax expense	766
Depreciation and amortization	1,585
EBITDA	3,751
Adjustments related to purchased debt accounting
Proceeds applied to purchased debt principal(1)	36,918
Purchased debt valuation allowance reversals(2)	(1,568)
Certain other or non-cash expenses
Stock option expense(3)	9
Other(4)	885
Adjusted EBITDA	$39,995

(1)    Cash proceeds applied to purchased debt principal rather than recorded as revenue.
(2)    Represents non-cash valuation allowance reversals on purchased debt.
(3)    Represents the non-cash expense related to option grants of CA Holding’s equity granted to certain employees, directors and branch office owners
(4)    Consistent with the covenant calculations within our revolving credit facility, other includes, as applicable, branch office note reserves, lease breakup costs, certain consulting fees, management fees paid to KRG Capital Management, L.P., certain transaction expenses, recruiting expense, severance expense, and certain non-recurring items.

The following table reconciles net cash used in operating activities to Adjusted EBITDA:

Nine Months Ended
Reconciliation of Net Cash Used in Operating Activities to Adjusted EBITDA ($ in thousands)	September 30,
2015
Net cash used in operating activities	$(46,357)
Proceeds applied to purchased debt principal(1)	125,452
Interest expense to be paid in cash(2)	30,982
Interest income	(125)
Amortization of prepaid and other non-cash expenses	(4,631)
Changes in operating assets and liabilities and deferred taxes:
Restricted cash(3)	17,010
Other operating assets and liabilities and deferred taxes(4)	(2,331)
Income tax expense	3,169
Other(5)	1,412
Adjusted EBITDA	$124,581
(1)    Cash proceeds applied to purchased debt principal are shown in the investing activities section of the condensed consolidated statements of cash flows.
(2)    Represents interest expense, excluding non-cash amortization of loan origination fees and debt discount.
(3)    Represents the change in restricted cash balances for the period due to the timing of payments on our line of credit and semi-annual interest payments on our Senior Second Lien Notes.
(4)    The amount represents timing differences due to the recognition of certain expenses and revenue items on a cash versus accrual basis.
(5)    Consistent with the covenant calculations within our revolving credit facility, other includes, as applicable, branch office note reserves, lease breakup costs, certain consulting fees, management fees paid to KRG Capital Management, L.P., certain transaction expenses, recruiting expense, severance expense, and certain non-recurring items.

Additional Financial Information:

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In the quarter ended September 30, 2015, the Company recorded $1.6 million in net reversals of non-cash valuation allowances on its purchased debt assets. Comparatively, the Company recorded $1.3 million in net charges of non-cash valuation allowances on its purchased debt assets in the quarter ended September 30, 2014.

Conference Call

The Company will hold a conference call today at 8:30 AM Mountain time / 10:30 AM Eastern time to discuss our third quarter 2015 results. Please download our Q3 2015 Financial Results Presentation which is located under the “About Us” header within the “Investor Relations” section of our website, www.squaretwofinancial.com.

Members of the public are invited to listen to the event. To access the live telephone conference line, please dial (877) 201-0168 for domestic access, and (647) 788-4901 for international access. Please reference Conference ID 58855409 for the call. A live webcast will also be available through a link on the Investor Relations page of our website at www.squaretwofinancial.com.

For those who cannot listen to the live broadcast, a replay will be available shortly thereafter within the Investor Relations section of the Company's website.

Non-GAAP Financial Measures

Adjusted EBITDA, as presented in this report, is a supplemental measure of our performance that is not required by, or presented in accordance with, accounting principles generally accepted in the U.S. (“GAAP”). This is not a measurement of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP, or as alternatives to cash flows from operating activities or a measure of our liquidity.
Adjusted EBITDA is calculated as net income before interest, taxes, depreciation and amortization (including amortization of the carrying value on our purchased debt), as adjusted by several items discussed more fully in “Management's Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q as of September 30, 2015. Adjusted EBITDA generally represents cash proceeds on our owned charged-off receivables plus the contribution of our other business activities less operating expenses (other than non-cash expenses, such as depreciation and amortization) as adjusted. Adjusted EBITDA, which is a non-GAAP financial measure, should not be considered an alternative to, or more meaningful than, net income prepared on a GAAP basis.
We present Adjusted EBITDA because we consider it to be an important supplemental measure of our performance. We believe Adjusted EBITDA is representative of our cash flow generation that can be used to purchase charged-off receivables, pay down or service debt, pay income taxes, and for other uses. We believe that Adjusted EBITDA is frequently used by investors and other interested parties in the evaluation of companies in our industry. In addition, the instruments governing our indebtedness use Adjusted EBITDA to measure our compliance with certain covenants and, in certain circumstances, our ability to make certain borrowings. Our board of directors and management use Adjusted EBITDA to measure our performance, and our current management incentive compensation plans are based largely on Adjusted EBITDA. Adjusted EBITDA, as computed by us, may not be comparable to similar metrics used by other companies in our industry.
The SEC has adopted rules to regulate the use in filings with the SEC and public disclosures and press releases of non-GAAP financial measures, such as Adjusted EBITDA, that are derived on the basis of methodologies other than in accordance with GAAP. The non-GAAP financial measures presented in this report may not comply with these rules. The reader is cautioned not to place undue reliance on Adjusted EBITDA.
The information in this subsection is a summary and should be read in conjunction with “Management's Discussion and Analysis of Financial Condition and Results of Operations” and our condensed consolidated financial statements and footnotes in our 10-Q as of September 30, 2015.